Exhibit 99.1

Gogo to Acquire Satcom Direct

Establishes the only multi-orbit, multi-band, global in-flight connectivity provider serving the fast-growing business aviation and military/government mobility markets

Immediately accretive transaction delivers scale benefits and significant cost synergies for enhanced value creation

BROOMFIELD, Colo., September 30, 2024—Gogo Inc. (NASDAQ: GOGO) (“Gogo” or the “Company”) and Satcom Direct today announced entry into a definitive agreement under which Gogo will acquire Satcom Direct to create the only in-flight connectivity provider able to satisfy the performance and cost needs of every segment of the global business aviation (BA) and military/government mobility markets.

Under the terms of the agreement, Satcom Direct will receive $375 million in cash and five million shares of Gogo stock at closing, and up to an additional $225 million in payments tied to realizing certain performance thresholds over the next four years.

Satcom Direct has an extensive international sales and service footprint and is the leading global BA geostationary (GEO) satellite in-flight connectivity service provider. In 2024, Satcom Direct is expected to generate approximately $485 million in revenue with EBITDA margins of approximately 17% on a pro forma adjusted basis. Satcom Direct generates approximately 80% of its revenue from the BA market, and approximately 20% from the military/government mobility market.

“This transaction accelerates our growth strategies of expanding our total addressable market to include the 14,000 business aircraft outside North America, and delivering solutions that meet the needs of every segment of the BA market,” said Oakleigh Thorne, Gogo Chairman and CEO. “Together, Gogo and Satcom Direct will offer integrated GEO-LEO satellite solutions that provide the highest performance of any satellite solution, along with the world-class customer support that the global heavy jet segment demands.”

“This transaction also uniquely positions us to sell our Galileo LEO solution integrated into Satcom Direct’s GEO and L-band offerings as part of a multi-band, multi-orbit solution for the fast-growing military/government mobility market,” Thorne said. “We look forward to welcoming the world-class Satcom Direct team to Gogo.”

“Satcom Direct is thrilled to be joining forces with Gogo, a company that shares our focus on delivering outstanding service and leading innovation,” said Chris Moore, Satcom Direct President. “Our businesses have highly complementary core competencies, and our combined financial strength and expertise unlocks opportunities to invest in new technology and deliver significant long-term value creation.”

Strategic and Financial Benefits

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Establishes a unique LEO-GEO-ATG product line for BA. Unmatched offerings for all segments of the BA market expected to drive revenue growth – from North America ATG to meet basic connectivity needs, to integrated multi-orbit LEO-GEO solutions via combination of Gogo Galileo and Satcom’s Plane Simple GEO solutions.

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Combines two respected BA-focused companies. Activates a global BA-fluent sales force and white-glove customer support team to serve Gogo and Satcom Direct customers worldwide and drive global sales of Gogo Galileo.

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Provides Gogo entry into the large and fast-growing military/government mobility vertical. Satcom Direct’s existing products and expertise immediately diversify Gogo’s revenue, and when combined with Gogo Galileo, create a growth opportunity with unique integrated LEO-GEO products to serve military and government customers.

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Expands platform for the sale and service of new products as technology evolves. A combined installed base of 12,000 unique global customers creates an advantageous pathway to sell upgrades to new technologies that can be installed faster and more cost-effectively than competitors’ products.

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Complementary OEM and aftermarket positions will drive enhanced recurring revenue with long customer lifetimes. The combined company will be linefit offerable on more OEM aircraft models than any competitor, and have the largest aftermarket dealer network and fractional, charter and managed fleets relationships in the world.

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Unlocks immediate accretion and significant cost savings. The transaction is expected to be immediately accretive to earnings and free cash flow per share and is expected to generate $25-30 million in annual run-rate cost synergies in the two years following closing.

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Strengthens financial profile with enhanced scale, attractive margins and greater cash flows. Expected pro forma 2024 revenue of approximately $890 million, adjusted EBITDA margin of approximately 24% and free cash flow of more than $100 million. Including the anticipated launch of Gogo Galileo, the combined company is expected to deliver long-term annual revenue growth in the 10% range, adjusted EBITDA margins in the mid-20% range and significant free cash flow accretion, which will support strategic investments, de-levering and return of capital to shareholders.

Transaction Details

Under the terms of the agreement, Gogo will acquire Satcom Direct for $375 million in cash, subject to customary adjustments, and five million shares of Gogo stock at closing. The agreement also provides for potential additional consideration, capped at $225 million, based on retaining and growing broadband customers above certain performance thresholds in the form of:

•	A royalty earnout from 2025-2028; and

•	A buyout earnout based on 2028 results.

The transaction will be financed with a combination of cash-on-hand and $275 million in committed new debt. Gogo expects net leverage to be in the 4x range post-closing and anticipates returning to its target net leverage range of 2.5-3.5x two years post-closing.

The transaction has been unanimously approved by the Board of Directors of Gogo and remains subject to regulatory approvals and customary closing conditions and is expected to close by the end of 2024.

Kirkland & Ellis LLP and Hogan Lovells LLP are serving as legal advisors to Gogo. BofA Securities and Morgan Stanley & Co. LLC are serving as financial advisors to Gogo. Morgan Stanley Senior Funding, Inc., BofA Securities and Deutsche Bank Securities Inc. provided financing commitments to support the acquisition. Haynes Boone, LLP is serving as legal advisor, and J.P. Morgan is serving as financial advisor to Satcom Direct.

Conference Call and Webcast Details

Gogo will host a conference call to discuss the transaction today at 9 a.m. ET. The call will be webcast live and available for replay at https://edge.media-server.com/mmc/p/r5j6sy6b.The accompanying slide presentation will be available online on the Investor Relations section of the Company’s investor website at https://ir.gogoair.com.

Participants can use the below link to retrieve your unique conference ID to use to access the conference call.

https://register.vevent.com/register/BIba0db10ad1a8456dbfb694312a7b3fe7

About Gogo

Gogo is a leading provider of broadband connectivity services for the business aviation market. We offer a customizable suite of smart cabin systems for highly integrated connectivity, inflight entertainment, and voice solutions. Gogo’s products and services are installed on thousands of business aircraft of all sizes and mission types from turboprops to the largest global jets, and are utilized by the largest fractional ownership operators, charter operators, corporate flight departments and individuals.

As of June 30, 2024, Gogo reported 7,031 business aircraft flying with its broadband ATG systems onboard, 4,215 of which are flying with a Gogo AVANCE L5 or L3 system; and 4,247 aircraft with narrowband satellite connectivity installed. Connect with us at www.gogoair.com.

About Satcom Direct

Satcom Direct (SD) is founded on a core belief in understanding the value of time and the importance of maximizing it. The company mobilizes the most cutting-edge technologies to enable connection wherever you might be. SD’s proprietary technologies span business aviation and government sectors, with the singular goal of leading connectivity industry standards.

Harnessing a powerful combination of tools, SD delivers consistent, reliable connectivity globally. Proprietary software, hardware, terrestrial infrastructure, cybersecurity solutions and award-winning customer support create tailored data services for each individual customer mission. The aim is to enhance the passenger and ownership experience, improve efficiencies and give back precious time by providing connectivity beyond all expectations.

SD World Headquarters is located at the heart of the Space Coast in Melbourne, Florida, with 14 additional locations in 11 countries, including the UK, UAE, Switzerland, Singapore, Australia, and Brazil, plus a hardware development and manufacturing base in Ottawa, Canada. For more information regarding SD, visit www.satcomdirect.com, e-mail sales@satcomdirect.com, or call U.S. +1.321.777.3000 or UK +44.1252.554.460

Investor Relations Contact	Media Relations Contacts:
Gogo Will Davis +1 917-519-6994 wdavis@gogoair.com	Gogo Dave Mellin +1 720-840-4788 dmellin@gogoair.com Bryan Locke / Lindsay Molk FGS Global Gogo@fgsglobal.com	Satcom Direct Jane Stanbury +44 7803 296 046 +1 438 998 1668 Jane@arenagroupassociates.com

Cautionary Note Regarding Forward-Looking Statements

Certain disclosures in this press release include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our business outlook, industry, business strategy, plans, goals and expectations concerning our market position, international expansion, future technologies, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.

Forward-looking statements are based on our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, our ability to effectively evaluate and pursue strategic opportunities.

Additional information concerning these and other factors can be found under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2024, and in subsequent Quarterly Reports on Form 10-Q as filed with the SEC on May 7, 2024 and August 7, 2024.

Any one of these factors or a combination of these factors could materially affect our financial condition or future results of operations and could influence whether any forward-looking statements contained in this report ultimately prove to be accurate. Our forward-looking statements are not guarantees of future performance, and you should not place undue reliance on them. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.